Exhibit 99.2
Unifi, Inc.
Fourth Qtr. Conf. Call
July 31, 2008
Unifi, Inc.
Fourth Quarter Ended
June 29, 2008
Conference Call

Unifi, Inc.
Fourth Qtr. Conf. Call
July 31, 2008
Cautionary Statement
Certain statements included herein contain forward-looking statements, within the meaning of federal security laws, about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

Unifi, Inc.
Fourth Qtr. Conf. Call
July 31, 2008
Income Statement Highlights
(Amounts in thousands)

	For the Quarters Ended
	June 2008	June 2007
Total sales from continuing operations	$189,605	$185,267
Loss from continuing operations before income taxes	(2,088)	(92,725)
Loss from continuing operations	(2,433)	(75,194)
Selling, general and administrative expense	11,030	12,032
Interest expense	6,458	6,732
Depreciation and amortization expense	10,234	10,901
Net income (loss) (including discontinued operations)	771	(74,192)

Unifi, Inc.
Fourth Qtr. Conf. Call
July 31, 2008
Volume and Pricing Highlights
(Amounts in thousands, except percentages)

	For the Quarter Ended		For the Quarter Ended
	June 2008 as Compared to		June 2008 as Compared to
	June 2007		March 2008
	Volume	Price	Volume	Price
Polyester	(13.8)%	11.6%	5.9%	4.9%
Nylon	20.4%	(2.8)%	12.3%	1.9%

Consolidated	(10.7)%	13.0%	6.6%	5.0%

Unifi, Inc.
Fourth Qtr. Conf. Call
July 31, 2008
Income Statement Highlights
(Amounts in thousands)

	For the Twelve-Months Ended
	June 2008	June 2007

Total sales from continuing operations	$713,346	$690,308
Loss from continuing operations before income taxes	(30,326)	(139,026)
Loss from continuing operations	(19,377)	(117,257)
Selling, general and administrative expense	47,572	44,886
Interest expense	26,056	25,518
Depreciation and amortization expense	40,416	43,724
Net loss (including discontinued operations)	(16,151)	(115,792)

Unifi, Inc.
Fourth Qtr. Conf. Call
July 31, 2008
Balance Sheet Highlights
(Amounts in thousands, except percentages and days in receivables/payables)

	June	March	December	June
	2008	2008	2007	2007
Cash	$20,248	$26,187	$25,775	$40,031

Restricted Cash	18,246	16,374	18,846	4,036

Short-Term Debt	9,805	9,382	10,247	9,345
Long-Term Debt	201,801	218,384	223,814	234,609

Total Debt	$211,606	$227,766	$234,061	$243,954

Equity	305,669	296,560	294,947	304,954

Net Working Capital (1)	$181,609	$183,906	$174,585	$166,008
Days in receivables	49.7	53.3	49.4	46.3
Days in payables	21.4	23.7	22.8	29.7

(1)	Includes only Accounts Receivable, Inventories and Accounts Payable; excludes discontinued operations

Unifi, Inc.
Fourth Qtr. Conf. Call
July 31, 2008
Equity Affiliates Highlights
(Amounts in thousands, except percentages)

	Quarter Ended June 2008		Fiscal Year June 2008
Entity (Ownership Interest)	Earnings (Loss)	Distributions	Earnings (Loss)	Distributions
Parkdale America (34%)	$3,721	$3,286	$8,251	$4,462
YUFI (50%)	(6,995)	—	(10,729)	—
UNF (50%)	(905)	—	(798)	—
USTF (50%)	—	—	11	—

Total	$(4,179)	$3,286	$(3,265)	$4,462

**	The current quarter loss in YUFI includes an impairment charge of $5.0 million to adjust the carrying value of the joint venture’s long lived assets, but does not include the $1.8 million impairment to write down the carrying value of the Company’s investment in YUFI.

Unifi, Inc.
Fourth Qtr. Conf. Call
July 31, 2008
Adjusted EBITDA Reconciliation
to Pre-Tax Income
(Amounts in thousands)

	Quarters Ended				Year-to-Date
	September 23, 2007	December 23, 2007	March 23, 2008	June 29, 2008	June 29, 2008
Pre-tax income (loss) from continuing operations	$(16,087)	$(13,612)	$1,461	$(2,088)	$(30,326)
Interest expense, net	5,886	5,824	5,657	5,779	23,146
Depreciation and amortization expense	10,470	10,123	9,589	10,234	40,416
Equity in (earnings) losses of unconsolidated equity affiliates	(178)	21	(757)	4,179	3,265
Non-cash compensation, net of distributions	109	456	(257)	51	359
(Gains) losses on sales of PP&E	(142)	(1,271)	(459)	(2,131)	(4,003)
Hedging (gains) losses	(115)	(86)	28	(92)	(265)
Write down of long-lived assets & equity affiliate	5,038	2,247	—	1,826	9,111
Restructuring charges (recoveries)	2,632	4,205	(2,199)	(611)	4,027
SG&A severance charges	2,368	1,696	258	195	4,517
Kinston shutdown expenses	822	2,498	302	120	3,742
Deposit write offs	1,248	—	—	—	1,248

Adjusted EBITDA	$12,051	$12,101	$13,623	$17,462	$55,237

Unifi, Inc.
Fourth Qtr. Conf. Call
July 31, 2008
Non-GAAP
Financial Measures
Non-GAAP Financial Measures
     Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors.
     Adjusted EBITDA
     Adjusted EBITDA represents pre-tax income before interest expense, depreciation and amortization expense and loss or income from discontinued operations, adjusted to exclude restructuring charges, SG&A severance charges, equity in earnings and losses of unconsolidated affiliates, impairment write-downs, non-cash compensation expense, gains and losses on sales of property, plant and equipment, hedging gains and losses, deposit write offs and Kinston shutdown costs. We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.
     We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not have an impact on our ability to service our debt. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Unifi, Inc.
Fourth Qtr. Conf. Call
July 31, 2008
Non-GAAP
Financial Measures — continue
Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under the notes. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

Unifi, Inc.
Fourth Qtr. Conf. Call
July 31, 2008
Investor Day Meetings
•	Meetings scheduled:
San Francisco, California — August 11, 2008
New York, New York — August 14, 2008
•	Meeting locations and times will be announced at a later date

•	If you are interested in attending either of these meetings, please contact Ms. Rebecca Landas, Investor Relations Coordinator, at rlandas@unifi.com or at (336) 316-5676